As filed with the U.S. Securities and Exchange Commission on August 1, 2014
Registration No. 333-__________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
___________________
ENTERPRISE FINANCIAL SERVICES CORP
(Exact Name of Registrant as Specified in its Charter)

Delaware	43-1706529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

150 North Meramec
Clayton, Missouri 63105
(314) 725-5500
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
Keene S. Turner
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec
Clayton, Missouri 63105
(314) 725-5500
(Name, address, including zip code, and telephone number, including area code, of agent for service for Registrant)
with copies to:
J. Mark Klamer, Esq.
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
(314) 259-2000
Fax: (314) 259-2020
Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with the dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment hereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐               Accelerated filer ☑
Non-accelerated filer ☐              Smaller reporting company ☐
(Do not check if a smaller reporting company)

Title of Each Class of Securities to be Registered	Amount to be Registered (1)(2)(3)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee (4)
Preferred Stock, $.01 par value per share
Common Stock, $.01 par value per share
Depositary Shares (5)	—	—	—	—
Senior Debt Securities	—	—	—	—
Subordinated Debt Securities	—	—	—	—
Rights (6)	—	—	—	—
Purchase Contracts	—	—	—	—
Warrants	—	—	—	—
Units	—	—	—	—
TOTAL:	—	—	$50,000,000.00(4)	$6,440.00(4)

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), includes such additional number of shares of common stock, of a currently indeterminable amount, as may from time to time become issuable by reason of any stock split, stock dividend, recapitalization and/or other similar transaction.
(2)Information as to each class of securities to be registered is not specified in accordance with General Instruction II.D to Form S-3 under the Securities Act of 1933, as amended.
(3) An indeterminate number of securities of each identified class is being registered as may from time to time be offered for sale at indeterminate prices, with an aggregate public offering price not to exceed $50,000,000. This Registration Statement includes such presently indeterminate number of securities registered hereunder as may be issuable from time to time upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units. Securities registered hereunder may be sold separately, together or in units with other securities registered hereby.
(4) Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, and exclusive of accrued interest and dividends, if any. The registrant filed a Registration Statement on Form S-3 (File No. 333-176883) with the Commission on September 16, 2011 (the “Prior Registration Statement”), which registered an aggregate of $45,000,000 of the types of securities registered on this Registration Statement, $45,000,000 of which remain unsold (the “Unsold Securities”). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, this Registration Statement includes the Unsold Securities and the registrant is continuing to apply the previously paid filing fee of $5,224.50 associated with the Unsold Securities to the Unsold Securities. Accordingly, the amount of the registration fee has been based on the additional $5,000,000 of securities registered. As a result, a filing fee of $644.00 is being paid herewith. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

(5) Each depositary share will be issued under a deposit agreement, will represent fractional interests in debt securities or fractional shares of common stock or preferred stock and will be evidenced by a depositary receipt.
(6) Rights evidencing the right to purchase common stock, preferred stock, depositary shares, debt securities or other securities we may offer using the prospectus that is a part of this Registration Statement.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell any of these securities or accept your offer to buy any of them until the registration statement filed with the SEC relating to these securities has been declared effective by the SEC. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where such offer or sale is not permitted or legal.
SUBJECT TO COMPLETION, DATED AUGUST 1, 2014
PROSPECTUS
ENTERPRISE FINANCIAL SERVICES CORP
PREFERRED STOCK
COMMON STOCK
DEPOSITARY SHARES
DEBT SECURITIES
RIGHTS TO PURCHASE COMMON STOCK
PURCHASE CONTRACTS
WARRANTS
UNITS

We may offer and sell, from time to time, in one or more offerings, together or separately, any combination of the securities described in this prospectus. The aggregate initial offering price of the securities that we offer will not exceed $50,000,000.
This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. Before investing, you should carefully read this prospectus and any related prospectus supplement.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see the section titled “Plan of Distribution” in this prospectus.
The common stock of Enterprise Financial Services Corp is traded on the NASDAQ Global Select Market under the trading symbol EFSC. The last reported sale price of the common stock of Enterprise Financial Services Corp on July 29, 2014 was $17.41 per share.
Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 3 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.
None of the Securities and Exchange Commission (the “SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities are not savings accounts, deposits or other obligations of our bank subsidiary, any non-bank subsidiary or any other bank and are not insured or guaranteed by the FDIC, the Federal Reserve Board or any other governmental agency.

The date of this prospectus is , 2014.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration or continuous offering process. By using a shelf registration statement, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings having an initial aggregate offering price of up to $50,000,000. In this prospectus, we use the term securities to refer to preferred stock, common stock, depositary shares, debt securities, rights, purchase contracts, warrants and/or units which may be issued by the Company. For purposes of this prospectus, debt securities refers to both senior debt securities and subordinated debt securities.
This prospectus provides you with a general description of the securities we may offer. Each time we or any underwriter, dealer or agent sell securities pursuant to the registration statement, we will provide one or more prospectus supplements containing specific information about the terms of a particular offering by us or the selling underwriter, dealer or agent. A prospectus supplement may add to, update or change information in this prospectus. If any information in this prospectus is inconsistent with a prospectus supplement, you should rely on the information in that prospectus supplement. Before purchasing any of our securities, you should carefully read both this prospectus and, if applicable, any prospectus supplement together with the additional information described under the section of this prospectus titled Where You Can Find More Information.
The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The exhibits to our registration statement contain the full text of certain contracts and other important documents that we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. The registration statement may be read at the SEC website or at the SEC office mentioned under the section of this prospectus titled Where You Can Find More Information.
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone else to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer or sale is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.
Enterprise Financial Services Corp is a financial holding company incorporated in the State of Delaware and headquartered in Clayton, Missouri. In this prospectus, the Company, we, our, ours, and us refer to Enterprise Financial Services Corp and its subsidiaries on a consolidated basis, unless the context otherwise requires. References in this prospectus to Enterprise Bank mean Enterprise Bank & Trust, a Missouri trust company with banking powers, which is our principal subsidiary.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public over the Internet at the SEC’s website at http:/www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus.
The SEC’s rules allow us to incorporate by reference in this prospectus certain information in the documents that we file with it, which means that we can disclose important information to you by referring you to other documents without restating that information in this prospectus. The information incorporated by reference into this prospectus is considered to be a part of this prospectus from the date we file that document. Any information filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supercede any information contained in this prospectus or incorporated by reference in this prospectus.
In all cases, you should rely on the later information over different information included in this prospectus or incorporated by reference.
We incorporate by reference into this prospectus the documents listed below and all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the termination of the offering, except to the extent that any information contained in such filings is deemed furnished and not filed in accordance with SEC rules:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed on March 17, 2014.

•	Definitive Proxy Statement filed with SEC on April 11, 2014.

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014, filed on May 2, 2014 and July 29, 2014, respectively.

•	Our Current Reports on Form 8-K filed on February 6, 2014, March 6, 2014, March 18, 2014 and May 22, 2014.

•
The description of the Company’s common stock, which is contained in a registration statement filed on Form 8-A, by the Company with the SEC on April 30, 1998, including all amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
Keene S. Turner
Chief Financial Officer
Enterprise Financial Services Corp
150 North Meramec
Clayton, Missouri 63105
(314) 725-5500

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other document filed later that is also incorporated in this prospectus by reference, modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed to constitute a part of this prospectus except as so modified or superseded. The information relating to us contained in this prospectus should be read together with the information contained in any prospectus supplement and in the documents incorporated in this prospectus and any prospectus supplement by reference.
This prospectus is part of a registration statement we filed with the SEC which incorporates exhibits. You should read the exhibits to the registration statement carefully.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated herein or therein by reference contain or incorporate statements that are considered forward-looking statements within the meaning of and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified with use of terms such as “may,” “might,” “will, ”should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue” and the negative of these terms and similar words, although some forward-looking statements are expressed differently. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including, but not limited to:

•	credit risk;

•	changes in the appraised valuation of real estate securing impaired loans;

•	outcomes of litigation and other contingencies;

•	exposure to general and local economic conditions;

•	risks associated with rapid increases or decreases in prevailing interest rates;

•	consolidation within the banking industry;

•	competition from banks and other financial institutions;

•	our ability to attract and retain relationship officers and other key personnel;

•	burdens imposed by federal and state regulation;

•	changes in regulatory requirements;

•	changes in accounting regulation or standards applicable to banks; and

•
other risks discussed under the caption Risk Factors in this prospectus, as well as the risk factors included in the documents incorporated herein by reference, including under Item 1A - Risk Factors of our Annual Report on Form 10-K and under Part II - Other Information: Item 1A - Risk Factors of our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014.

Readers are cautioned not to place undue reliance on our forward-looking statements, which reflect management’s analysis and expectations only as of the date of such statements. Forward-looking statements speak only as of the date they are made, and the Company does not intend, and undertakes no obligation, to publicly revise or update forward-looking statements after the date of this prospectus, whether as a result of new information, future events or otherwise, except as required by federal securities law. Readers should carefully review all disclosures we file from time to time with the Securities and Exchange Commission which are available on our website at www.enterprisebank.com.

OUR COMPANY
The following summary may not contain all of the information that may be important to you or that you should consider before deciding to purchase the securities, and is qualified in its entirety by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should read the entire prospectus, especially the risks set forth under the section of this prospectus titled Risk Factors, as well as the financial and other information incorporated by reference in this prospectus, before making an investment decision.
We are a financial holding company headquartered in St. Louis, Missouri. We are the holding company for a full service banking subsidiary, Enterprise Bank & Trust (Enterprise Bank), offering banking and wealth management services to individuals and business customers located in the St. Louis, Kansas City and Phoenix metropolitan markets.
Our general business strategy is to generate superior shareholder returns by providing comprehensive financial services primarily to private businesses, their owner families, and other success-minded individuals through banking and wealth management lines of business, each of which constitutes a separate segment for purposes of our financial reporting.
Our banking segment offers a broad range of business and personal banking services. Lending services include commercial and industrial, commercial real estate, real estate construction and development, residential real estate, and consumer loans. A wide variety of deposit products and a complete suite of treasury management and international trade services complement our lending capabilities.
The wealth management segment includes our trust operations and Federal and Missouri State tax credit brokerage activities. Enterprise Trust, a division of the Enterprise Bank, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Tax credit brokerage activities consist of the acquisition of tax credits and sale of these tax credits to clients.
Our common stock is listed on the NASDAQ Global Select Market under the symbol EFSC. For a discussion of risks and uncertainties involved with an investment in our securities, see the section of this prospectus titled Risk Factors. Our principal executive offices are located at 150 N. Meramec, Clayton, Missouri 63105 and our telephone number is (314) 725-5500. Our website is http://www.enterprisebank.com. However, the information on our website is not a part of, and is not incorporated into, this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before purchasing any of our securities, you should carefully read and consider each of the risk factors set forth in this prospectus and each of the documents incorporated by reference in this prospectus, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as updated by our subsequent Quarterly Reports on Form 10-Q, for the quarters ended March 31, 2014 and June 30, 2014, each of which has been filed with the SEC and incorporated herein by reference, and the other information contained in this prospectus, the applicable prospectus supplement, or otherwise incorporated by reference herein (see the section of this prospectus titled Where You Can Find More Information). Any of these risks could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business and operations. In any such case, you could lose all or a portion of your original investment.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of securities offered by this prospectus will be used for general corporate purposes, which may include one or more of the following: capital expenditures, repayment or refinancing of indebtedness or other securities from time to time, working capital or to make acquisitions. Pending such use, we may elect, in our sole and absolute discretion, to temporarily invest net proceeds.

RATIOS OF EARNINGS TO FIXED CHARGES AND COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS
The Company’s ratios of earnings to fixed charges for the six months ended June 30, 2014 and the years ended December 31, 2013, 2012, 2011, 2010 and 2009 are as follows:
Consolidated Ratios of Earnings to Fixed Charges

	Six months ended	Years ended December 31,
	June 30, 2014	2013	2012	2011	2010	2009(1)
Excluding interest on deposits (2)	11.06x	8.16x	4.40x	4.11x	1.57x	-1.29x
Including interest on deposits	3.72x	3.76x	2.53x	2.13x	1.20x	0.05x
(1) Due to the Company's $46.7 million loss (including $45.4 million of goodwill impairment charges) for the year ended December 31, 2009, the ratio coverage was less than 1:1. The Company would have had to generate additional earnings of $49.3 million to achieve a coverage ratio of 1:1.
(2) The ratio of earnings to fixed charges and preferred dividends, excluding interest on deposits, is being provided as an additional measure to provide comparability to the ratios disclosed by all other issuers of debt securities.
Note: The ratio of earnings to fixed charges is calculated by adding income before income taxes plus fixed charges and dividing that sum by fixed charges.
The Company’s ratios of earnings to combined fixed charges and preferred stock dividends for the six months ended June 30, 2014 and the years ended December 31, 2013, 2012, 2011, 2010 and 2009 are as follows:
Consolidated Ratios of Earnings to Combined Fixed Charges and Preferred Stock Dividends

	Six months ended	Years ended December 31,
	June 30, 2014	2013	2012	2011	2010	2009(1)
Excluding interest on deposits (2)	11.06x	8.16x	6.52x	5.50x	1.75x	-1.60x
Including interest on deposits	3.72x	3.76x	2.85x	2.27x	1.22x	0.01x
(1) Due to the Company's $46.7 million loss (including $45.4 million of goodwill impairment charges) for the year ended December 31, 2009, the ratio coverage was less than 1:1. The Company would have had to generate additional earnings of $49.3 million to achieve a coverage ratio of 1:1.
(2) The ratio of earnings to fixed charges and preferred dividends, excluding interest on deposits, is being provided as an additional measure to provide comparability to the ratios disclosed by all other issuers of debt securities.
Note: No shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, or any other class of preferred stock, were outstanding during the year ended December 31, 2013 or the six months ended June 30, 2014, and we did not pay preferred stock dividends during these periods. Consequently, the ratios of earnings to combined fixed charges and preferred dividends are the same as the ratios of earnings to fixed charges for the same periods listed above.

DESCRIPTION OF SECURITIES WE MAY OFFER
This prospectus contains summary descriptions of our preferred stock, our common stock, depositary shares, debt securities, rights, purchase contracts, warrants and units that we may offer from time to time in one or more offerings together or separately. These summary descriptions are not meant to be complete descriptions of each of the securities. The particular terms of any offering of securities will be described in the accompanying prospectus supplement and other offering material. The accompanying prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. You should carefully read both this prospectus and any related prospectus supplement before you invest in any of our securities.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material features, terms and provisions of our preferred stock and our common stock. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read our certificate of incorporation (as amended and together with all certificates of designations) and by-laws which have been filed with the SEC.
General
Our authorized capital stock consists of:

•	30,000,000 shares of the common stock, par value of $.01 per share, and

•	5,000,000 shares of preferred stock, par value of $.01 per share.
As of June 30, 2014, there were 19,764,568 shares of our common stock issued and outstanding and no shares of our preferred stock issued and outstanding. Additionally, 35,000 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series A, liquidation preference amount $1,000 per share, which were issued pursuant to United States Department of the Treasury's Capital Purchase Program have been redeemed.
General Limitations on Ability to Pay Dividends
Under Federal Reserve policies, we may pay cash dividends on common stock only out of income available over the past year if prospective earnings retention is consistent with the organization's expected future needs and financial condition and if the organization is not in danger of not meeting its minimum regulatory capital requirements. Federal Reserve policy also provides that financial holding companies should not maintain a level of cash dividends that undermines the financial holding company's ability to serve as a source of strength to its banking subsidiaries.
We depend on dividends, distributions and other payments from our banking subsidiary, Enterprise Bank, to fund dividend payments on our common stock. Under Missouri law, Enterprise Bank may pay dividends to us only from a portion of its undivided profits and may not pay dividends if its capital is impaired. As an insured depository institution, federal law prohibits Enterprise Bank from making any capital distributions, including the payment of a cash dividend if it is “undercapitalized” or after making the distribution would become undercapitalized. If the Federal Deposit Insurance Corporation, or FDIC, believes that Enterprise Bank is engaged in, or about to engage in, an unsafe or unsound practice, the FDIC may require, after notice and hearing, that the bank cease and desist from that practice. The FDIC has indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. The FDIC has issued policy statements that provide that insured banks generally should pay dividends only from their current operating earnings. Enterprise Bank’s payment of dividends also could be affected or limited by other factors, such as events or circumstances which lead the FDIC to require that it maintain capital in excess of regulatory guidelines.

Description of Common Stock
General
When we offer to sell any common stock, we will describe the specific terms of such common stock in a supplement to this prospectus. The terms of any common stock may differ from the terms described below. Upon our receipt of the full specified purchase price, the common stock issued will be fully paid and nonassessable.

In addition, as described under "Description of Depositary Shares," we may, at our option, instead of offering whole individual shares of common stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of common stock issued and deposited with a depositary. The fraction of a share of common stock which each depositary share represents will be stated in the prospectus supplement relating to any common stock offered through depositary shares.
Dividends
Generally speaking, holders of shares of our common stock will be entitled to receive dividends, if and when they are authorized and declared by the Company’s Board of Directors, out of assets that the Company may legally use to pay dividends. However, in addition to the general restrictions on the Company’s ability to pay dividends discussed above, the ability of the Company to pay dividends on our common stock will be subject to the preferential rights of any outstanding shares of our preferred stock.
Voting Rights
Except as otherwise required by law and except as provided by the terms of any other class or series of stock, holders of our common stock have the exclusive power to vote on all matters presented to the Company’s stockholders, including the election of directors. Holders of our common stock are entitled to one vote per share.
Liquidation/Dissolution Rights
Generally speaking, the rights of holders of our common stock to receive proceeds from the liquidation or dissolution of the Company will be subordinate to the preferential rights of holders of any preferred stock or other senior securities. In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up its affairs, holders of our issued and outstanding preferred stock will be entitled to receive an amount per share equal to a fixed liquidation preference per share applicable to each series of preferred stock, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of our preferred stock will be entitled to receive such total liquidation amount out of the Company’s assets that are available for distribution to stockholders, after payment or provision for payment of the Company’s debts and other liabilities but before any distribution of assets is made to holders of our common stock. Subject to these preferential rights of our preferred stock and the preferential rights of any other class or series of stock, holders of shares of our common stock are entitled to receive, in cash or in kind, in proportion to their holdings, the assets that the Company may legally use to pay distributions after the Company pays or makes adequate provision for all of the Company’s debts and liabilities if the Company is liquidated, dissolved or its affairs are wound up.
Other Rights
Holders of our common stock do not have preemptive rights under the Delaware General Corporation Law, or our certificate of incorporation (as amended and together with all certificates of designations) or by-laws. Shares of our common stock are not redeemable and have no subscription or conversion rights.
Transfer Agent
The transfer agent and registrar for our common stock is Computershare.
Restrictions on Ownership
The Bank Holding Company Act requires any bank holding company, as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if such holder otherwise exercises a controlling influence over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.
Changes in Authorized Shares
The Company may amend its certificate of incorporation from time to time to increase the number of authorized shares of our common stock. Any such amendment would require the approval of the holders of a majority of the Company’s stock entitled to vote.

Description of Preferred Stock
General
The following summary contains a description of the general terms of the preferred stock that we may issue. When we offer to sell a particular series of our preferred stock, we will describe the specific terms of the series in a supplement to this prospectus. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to the certificate of designations with respect to the establishment of a series of preferred stock which will be filed with the SEC in connection with the offering of such series of preferred stock.
In addition, as described under "Description of Depositary Shares," we may, at our option, instead of offering whole individual shares of any series of preferred stock, offer depositary shares evidenced by depositary receipts, each representing a fraction of a share or some multiple of shares of the particular series of preferred stock issued and deposited with a depositary. The fraction of a share of preferred stock which each depositary share represents will be stated in the prospectus supplement relating to any series of preferred stock offered through depositary shares.
Terms of Each Series of Preferred Stock
Our Board of Directors is authorized, without further action by our stockholders but subject to our certificate of incorporation (as amended and together with all certificates of designations) and applicable law, to issue preferred stock in one or more series. The Board of Directors may fix by resolution the terms of a series of preferred stock, including without limitation: dividend rates and any preference of dividends; any conversion rights; any terms of redemption; any liquidation preferences; the number of shares constituting each such series; any right to appoint directors to our Board of Directors under certain circumstances and any voting rights. Any shares of preferred stock issued in accordance with the terms of the applicable agreement, will upon full payment of the issuance price be fully paid and non-assessable.
Rank
Upon our dissolution, liquidation or winding up, holders of preferred stock are entitled to receive from our assets an amount per share equal to the respective liquidation preference before any payment or distribution is made on our common stock or any other class of capital stock that ranks junior to the particular series of preferred stock. If our assets available for distribution upon our dissolution, liquidation or winding up are insufficient to pay in full the liquidation preference payable to holders of shares of all series of preferred stock, such assets will be distributed to such holders on a pro rata basis in proportion to the amounts payable on those shares.
Voting Rights
Except as indicated in the applicable prospectus supplement or except as otherwise from time to time required by applicable law, the holders of our preferred stock will have no voting rights.
Changes in Authorized Shares
The Company may amend its certificate of incorporation from time to time to increase the number of authorized shares of Preferred Stock. Any such amendment would require the approval of the holders of a majority of the Company’s stock entitled to vote.
Certain Anti-takeover Effects
Our certificate of incorporation (as amended and together with all certificates of designations) and bylaws contain various protective provisions that would have the effect of impeding an attempt to change or remove our Board of Directors or to gain control of its outstanding capital stock, as well as provisions that limit liability or provide indemnification for directors and executive officers. These provisions are discussed in more detail below.

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Authorized but Unissued Stock. Authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and/or preferred stock may enable our Board of

Directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise, and thereby protect the continuity of the Company’s management.

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Limitations on Liability. Our certificate of incorporation (as amended and together with all certificates of designations) contains a provision which, subject to the exceptions described below, indemnifies our directors from individual liability to the Company or its stockholders for monetary damages for any breach of such director’s fiduciary duty as a director. This provision does not indemnify the director (i) for violating his or her duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (iii) for liability under Section 174 of the Delaware General Corporation Law, or DGCL, relating to unlawful dividends and distributions, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, our bylaws require the Company to indemnify any person who was, is, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of service by such person as a director or officer of the Company. Such directors and officers are entitled to be indemnified against judgments, penalties, fines, settlements, and reasonable expenses (including attorneys’ fees) actually incurred by the director or officer in connection with the proceeding, except that no payments may be made with respect to liability which is not eliminated pursuant to the provision of our certificate of incorporation described in the preceding paragraph. Finally, our Board of Directors has the authority to extend to its employees and agents the same indemnification rights held by officers and directors, subject to all the accompanying conditions and obligations.

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Special Meetings of Stockholders. Our bylaws provide that special meetings of stockholders may be called at any time by the Chairman of the Board, President or Board of Directors acting pursuant to a resolution adopted by a majority of the Board of Directors. Special meetings of stockholders may also be called upon the written request of holders of at least 50% of all of the issued and outstanding shares entitled to vote, provided that they shall make written application to the Company’s Secretary stating the time, place and purpose or purposes of the special meeting.

DESCRIPTION OF DEPOSITARY SHARES
The following is a description of the material features, terms and provisions of depositary shares that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement relating to those depositary shares, which may contain a deposit agreement and depositary receipts or other transaction documents related to an offering of depositary shares, and any other offering materials that we may provide. The applicable prospectus supplement will describe the specific terms of the depositary shares offered through that prospectus and any general terms outlined in this section of the prospectus that will not apply to those depositary shares.
General
The Company may offer fractional interests in our debt securities or fractional shares of our preferred stock or our common stock. If we elect to do so, we will provide for the issuance by a depositary to the public of receipts for depositary shares, each of which will represent a fractional interests in debt securities or fractional shares of our preferred stock or our common stock, as the case may be, in the form of depositary shares.
The debt securities, preferred stock or common stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company, which we refer to in this prospectus as the depositary. We will name the depositary in the applicable prospectus supplement. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled to the applicable fraction of debt securities, our preferred stock or our common stock, as the case may be, represented by the depositary share. Those rights include any interest, dividend, voting, redemption, conversion, sinking fund, repayment at maturity, subscription and liquidation rights related to such debt securities, preferred stock and common stock.
Interest, Dividends and Other Distributions
The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities, common stock or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own. In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case, the depositary may sell the property and distribute the net proceeds from the sale to you.

Redemption of Depositary Shares
If a debt security, common stock or series of preferred stock represented by depositary shares is redeemed, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of common stock or preferred stock, as the case may be, payable in relation to the redeemed series of debt securities, common stock or preferred stock. Whenever we redeem debt securities or shares of common stock or preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing, as the case may be, fractional interests in the debt securities or shares of common stock or preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
Exercise of Rights under the Indentures or Voting the Common Stock or Preferred
Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of fractional interests in debt securities, common stock or preferred stock, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder's depositary shares or how to vote the amount of the common stock or preferred stock represented by that holder's depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities, common stock or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the common stock or preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to your fractional interests in the debt securities or voting shares of the common stock or preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely affects the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed;

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if applicable, the debt securities and the preferred stock represented by depositary shares have been converted into or exchanged for common stock or, in the case of debt securities, repaid in full; or

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there has been a final distribution in respect of the common stock or preferred stock, including in connection with the liquidation, dissolution or winding-up of Fidelity, and the distribution proceeds have been distributed to you.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal.
Miscellaneous
The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities, common stock or preferred stock, as the case may be. Neither we nor the depositary will be liable under the deposit agreement to you other than for gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities, common stock or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of common stock or preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the debt securities that we may offer from time to time. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to those securities will be described in the applicable prospectus supplement. We may also sell hybrid securities that combine certain features of debt securities and other securities described in this prospectus. As you read this section, please remember that the specific terms of a debt security as described in the applicable prospectus supplement will supplement and may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. As a result, the statements we make in this section may not apply to the debt security you purchase.
In addition, as described under "Description of Depositary Shares," we may, at our option, offer depositary shares evidenced by depositary receipts, each representing a fractional interest in debt securities and deposited with a depositary. The fractional interest in the debt securities which each depositary share represents will be stated in the prospectus supplement relating to any debt securities offered through depositary shares.
As used in this "Description of Debt Securities," the "Company," "we," "us" and "our" refer to Enterprise Financial Services Corp and do not include our subsidiaries.
General
The debt securities that we offer will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture, which we refer to as the senior indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We will issue subordinated debt securities under a different indenture, which we refer to as the subordinated indenture, to be entered into between us and the trustee named in the applicable prospectus supplement. We refer to both the senior indenture and the subordinated indenture as the indentures and each, individually, as an indenture. We refer to each of the trustees under the indentures as a trustee.
The indentures provide that the debt securities that we offer and any of the Company's additional debt securities may be issued from time to time in one or more series under the applicable indenture. The indentures may be supplemented (including by an officer's certificate of an officer of the Company) or amended as necessary to set forth the terms of the debt securities issued under the indentures. Material terms of the debt securities and the indentures are set forth below. You should read the indentures, including any supplements (including any such officer's certificates) or amendments, carefully to fully understand the terms of the debt securities. The forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures are subject to, and are governed by, the Trust Indenture Act of 1939, as amended. You should refer to the Trust Indenture Act for provisions that apply to the debt securities. Any supplemental indentures or officer's certificates will be filed with the SEC on a Form 8-K or by a post-effective amendment to the registration statement of which this prospectus is part.
The senior debt securities will be unsubordinated obligations of the Company. They will be unsecured and will rank equally with each other and all of our other unsubordinated, unsecured debt, unless otherwise indicated in the applicable prospectus supplement. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior debt. See "Subordination of Subordinated Debt Securities." The subordinated debt securities will be unsecured and will rank equally with each other, unless otherwise indicated in the applicable prospectus supplement. We will indicate in each applicable prospectus supplement, as of the most recent practicable date, the aggregate amount of our outstanding debt that would rank senior to the subordinated debt securities.
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities will not constitute obligations of our subsidiaries. Creditors of our subsidiaries are entitled to a claim on the assets of those subsidiaries. Consequently, in the event of a liquidation or reorganization of any subsidiary, creditors of the subsidiary are likely to be paid in full before any distribution is made to the Company and holders of debt securities, except to the extent that the Company is itself recognized as a creditor of such subsidiary, in which case the Company's claims would still be subordinate to any security interests in the assets of such subsidiary and any debt of such subsidiary senior to that held by the Company.
The indentures do not limit the amount of debt securities that can be issued thereunder and provide that debt securities of any series may be issued thereunder up to the aggregate principal amount that we may authorize from time to time.
We may issue debt securities of the same series at more than one time and, unless prohibited by the terms of the series, we may "reopen" a series and issue additional debt securities of that series, without the consent of the holders of the outstanding debt securities of that series.

A prospectus supplement and an officer's certificate or a supplemental indenture relating to any series of debt securities being offered will include specific terms relating to that offering. These terms will include some or all of the following terms that apply to that series:

•	The title of the debt securities;

•	Any limit upon the total principal amount of the debt securities;

•	The dates, or the method to determine these dates, on which the principal of the debt securities will be payable;

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The interest rate or rates, if any, which the debt securities will bear, or how the rate or rates will be determined, the interest payment dates for the debt securities and the regular record dates for interest payments;

•	Any right to defer the interest payments for the debt securities;

•	The percentage, if less than 100%, of the principal amount of the debt securities that will be payable if the maturity of the debt securities is accelerated;

•	Any date or dates on which the debt securities may be redeemed at the option of the Company and the price or prices at which, and the conditions upon which, such debt securities may be redeemed;

•	Any sinking fund or other provisions that would obligate the Company to repurchase or otherwise redeem the debt securities;

•	Any additions to the events of default under the indentures or additions to the covenants of the Company under the indentures for the benefit of the holders of the debt securities;

•	If the debt securities will be issued in denominations other than multiples of $1,000;

•	If payments on the debt securities may be made in a currency or currencies other than United States dollars;

•	Any rights or duties of another entity to assume the obligations of the Company with respect to the debt securities;

•	Any collateral, security, assurance or guarantee for the debt securities;

•	Any terms pursuant to which the debt securities may be converted into or exchanged for ordinary shares or other securities of the Company or any other entity;

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Any requirement to pay additional amounts for withholding or deducting taxes or other governmental charges and, if applicable, any related right to optionally redeem the debt securities rather than pay such additional amounts or otherwise;

•	Any trustees or agents for the debt securities, including depositories, authenticating agents, paying agents, transfer agents or registrars;

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Whether the debt securities will be represented in whole or in part by one or more global securities registered in the name of a depository or its nominee and matters incidental to any such global securities;

•	The place or places where the principal of and interest, if any, on the debt securities will be payable;

•	The place or places where the debt securities may be registered for transfer or exchanged; and

•	Any other terms of the debt securities not inconsistent with the terms of the applicable indenture.
We may sell debt securities at a discount below their principal amount. United States federal income tax considerations applicable to debt securities sold at an original issue discount or other special considerations applicable to original issue discount securities may be described in the prospectus supplement. In addition, important United States federal income tax or other tax considerations applicable to any debt securities denominated or payable in a currency or currency unit other than United States dollars may be described in the prospectus supplement.
The Company may, at any time and from time to time, purchase any outstanding debt securities by tender, in the open market or by private agreement, provided that it complies with United States federal securities laws and any other applicable laws.
We will comply with Section 14(e) under the Exchange Act, to the extent applicable, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation to purchase debt securities at the option of the holders thereof. Any such obligation applicable to a series of debt securities will be described in the prospectus supplement relating thereto.
Unless otherwise described in a prospectus supplement relating to any debt securities, there are no covenants or provisions contained in the indentures that may afford the holders of debt securities protection in the event that we enter into a highly leveraged transaction.
The statements made hereunder relating to the indentures and the debt securities are summaries of certain provisions thereof and do not purport to be complete and are qualified in their entirety by reference to all provisions of the indentures and the debt securities.

As used in this " Description of Debt Securities":

•	"debt securities" mean debt securities of any and all series outstanding under the indentures as the context shall require;

•	"additional amounts" means any additional amounts as referred to above or any other additional amounts, in all cases as may be specified for a series of debt securities under the applicable indenture.
Form of Debt Securities
Unless otherwise provided in the prospectus supplement relating to any debt securities, the debt securities may be issued only in fully registered form in minimum denominations of $1,000 and any integral multiple thereof. Additionally, the debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depository or its nominee and, if so represented, interests in such global debt securities will be shown on, and transfers thereof will be effected only through, records maintained by the designated depository and its participants.
Payment and Paying Agents
Unless otherwise provided in the prospectus supplement relating to any debt securities, principal, interest and premium, if any, will be payable at the office or offices or agency we maintain for such purposes, provided that payment of interest on the debt securities may be paid at our election at such place by check mailed to the persons entitled thereto at the addresses of such persons appearing on the security register. Interest on the debt securities will be payable on any interest payment date to the persons in whose name the debt securities are registered at the close of business on the record date for such interest payment. However, interest payable at maturity will be paid to the person to whom the principal is paid. If there has been a default in the payment of interest on any debt securities, the defaulted interest may be paid to the holder of that debt security as of the close of business on a date between 10 to 15 days before the date proposed by us for payment of such defaulted interest or in any other manner permitted by any securities exchange on which that debt security may be listed, if the trustee finds it workable.
Registration and Transfer
Unless otherwise provided in the prospectus supplement relating to any debt securities, the transfer of debt securities may be registered, and the debt securities may be exchanged for an equal aggregate principal amount of debt securities of the same series or tranche of authorized denominations, upon surrender of the debt securities at the office or offices or agency we maintain for such purposes and upon fulfillment of all other requirements of such agent. Unless otherwise provided for in the prospectus supplement, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of an amount sufficient to cover any tax or other governmental charge payable in connection therewith.
We will not be required to execute or to provide the registration of transfer or the exchange of:

•	any debt securities during the 15 days before giving any notice of redemption, or

•	any debt securities selected for redemption, except the unredeemed portion of any debt security being redeemed in part.
Events of Default
An "event of default" with respect to the debt securities of any series is defined in the indentures as:

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default in the payment of any installment of interest upon any of the debt securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days;

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default in the payment of all or any part of the principal of any of the debt securities of such series as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise;

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default in the performance, or breach, of any other covenant or warranty contained in the debt securities of such series or set forth in the applicable indenture (other than a covenant or warranty included in the applicable indenture solely for the benefit of one or more series of debt securities other than such series) and continuance of such default or breach for a period of 90 days after notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities of such series as provided in the applicable indenture; and

•	certain events of bankruptcy, liquidation, insolvency or reorganization of the Company.
Additional events of default may be added for the benefit of holders of a series of debt securities which, if added, will be described in the prospectus supplement relating to such debt securities.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indentures.
The indentures provide that the trustee shall notify the holders of debt securities of each series of any continuing default known to the trustee which has occurred with respect to such series within 90 days after the occurrence thereof. The indentures provide that notwithstanding the foregoing, except in the case of default in the payment of the principal of, or interest or premium, if any, on any of the debt securities of such series, the trustee may withhold such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders of debt securities of such series.
Remedies
The indentures provide that if an event of default with respect to any series of debt securities shall have occurred and be continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of debt securities of such series then outstanding may declare the principal amount of all debt securities of such series to be due and payable immediately.
At any time after a declaration of acceleration with respect to the debt securities of a particular series has been made and before a judgment or decree for payment of the money due has been obtained by a trustee, the event of default under the indentures giving rise to the declaration of acceleration will be considered waived, and the declaration and its consequences will be considered rescinded and annulled, if:

•	The Company has paid or deposited with the trustee a sum sufficient to pay:

(1)	all overdue interest and additional amounts, if any on all debt securities of that series;

(2)	the principal of and premium, if any, on any debt securities of that series that have otherwise become due and interest that is currently due;

(3)	interest on overdue interest or additional amounts, if any; and

(4)	all amounts due to the trustee under the applicable indenture; and

•	Any other event of default under the applicable indenture with respect to the debt securities of that series has been cured or waived as provided in such indenture.
There is no automatic acceleration, even in the event of bankruptcy, liquidation, insolvency or reorganization of the Company.
Other than its duties in case of an event of default under the indentures, the trustee is not obligated to exercise any of its rights or powers under the indentures at the request, order or direction of any of the holders, unless the holders offer the trustee a reasonable indemnity. If they provide this reasonable indemnity, the holders of a majority in principal amount of any series of debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any power conferred upon the trustee, with respect to the debt securities of such series. However, if the event of default under an indenture relates to more than one series of debt securities, only the holders of a majority in aggregate principal amount of all affected series of debt securities outstanding under that indenture, considered as one class, will have the right to give this direction. The trustee is not obligated to comply with directions that conflict with law or other provisions of the indentures, and subject to certain other limitations.
No holder of debt securities of any series will have any right to institute any proceeding under an indenture, or any remedy under an indenture, unless:

•	The holder has previously given to the trustee written notice of a continuing event of default under the applicable indenture;

•
The holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default under such indenture has occurred and is continuing have made a written request to the trustee, and have offered reasonable indemnity to the trustee to institute proceedings; and

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The trustee has failed to institute any proceeding for 60 days after notice and has not received during such period any direction from the holders of a majority in aggregate principal amount of the outstanding debt securities of all series in respect of which an event of default under such indenture has occurred and is continuing, inconsistent with the written request of holders referred to above.

However, these limitations do not apply to a suit by a holder of a debt security for payment of the principal of, or premium, if any, or interest or additional amounts, if any, on the debt security on or after the applicable due date.
The indentures require that we file annually with the trustee a certificate as to compliance with our covenants contained in the indentures.

Consolidation, Merger and Sale of Assets
Under the terms of the indentures, the Company may not consolidate with or merge into any other entity or convey, transfer or lease its properties and assets substantially as an entirety to any person or entity, unless:

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The entity formed by such consolidation or into which the Company is merged or the person or entity which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall expressly assume the Company's obligations on all debt securities and under the applicable indenture;

•
Immediately after giving effect to the transaction, no event of default under the applicable indenture, or event which, after notice or lapse of time or both, would become an event of default under the applicable indenture, shall have occurred and be continuing; and

•	The Company shall have delivered to the trustee an officer's certificate and an opinion of counsel as provided in the applicable indenture.
Upon any such consolidation, merger, conveyance or transfer effected in accordance with the foregoing indenture terms, the Company will be relieved of all of its obligations under the applicable indenture and the applicable debt securities, except in the case of a lease.
The terms of the indentures do not restrict:

•	Any consolidation or merger of the Company in which the Company is the surviving or resulting entity;

•
Any conveyance, transfer or lease of any part of the properties of the Company which does not constitute a conveyance, transfer or lease of all or substantially all of the direct assets of the Company; or

•
The approval or consent of the Company to any consolidation or merger of any direct or indirect subsidiary or affiliate of the Company, or any conveyance, transfer or lease by any subsidiary or affiliate of any of its assets.

Modification and Waiver
Modification without Consent of Holders
Without the consent of any holder of debt securities issued under an indenture, the Company and the trustee may enter into one or more supplemental indentures for any of the following purposes:

•	To evidence the assumption by any permitted successor of the covenants of the Company in the applicable indenture and in the debt securities;

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To evidence the addition of any guarantee for the benefit of the holders, or the release or substitution of any guarantor in accordance with the provisions of the applicable indenture or the debt securities;

•
To add one or more covenants or other provisions for the benefit of the holders of all or any series or tranche of debt securities or to surrender any right or power conferred upon the Company under the applicable indenture;

•	To add additional events of default under the applicable indenture for all or any series of debt securities;

•
To change or eliminate or add any provision to the applicable indenture; provided, however, if the change will adversely affect the interests of the holders of debt securities of any series under the applicable indenture in any material respect, the change, elimination or addition will become effective only:

(1)	when the consent of the holders of debt securities of such series has been obtained in accordance with the applicable indenture; or

(2)	when no debt securities of the affected series remain outstanding under the applicable indenture;

•	To provide collateral security for all but not part of the debt securities under the applicable indenture;

•	To establish the form or terms of debt securities of any other series as permitted by the indentures;

•	To provide for the authentication and delivery of bearer securities with or without coupons;

•	To evidence and provide for the acceptance of appointment by a separate or successor trustee or co-trustee;

•	To provide for the procedures required for use of a noncertificated system of registration for the debt securities of all or any series;

•
To change any place where principal, premium, if any, and interest and additional amounts, if any, shall be payable, debt securities may be surrendered for registration of transfer or exchange and notices to the Company may be served; or

•	To cure any ambiguity, or to correct or supplement any provision in the applicable indenture that may be defective or inconsistent with any other provision in the applicable indenture.

Modification and Waiver with Consent of Holders
The holders of at least a majority in aggregate principal amount of the debt securities of all series then outstanding under an indenture to which certain restrictive provisions contained or provided for in such indenture apply, considered as one class, may waive compliance by the Company with such provisions. The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive any past default under an indenture with respect to that series, except a default in the payment of principal, premium, if any, or interest or additional amounts, if any, and certain covenants and provisions of an indenture that cannot be modified or be amended without the consent of the holder of each outstanding debt security of any series affected.
The consent of the holders of a majority in aggregate principal amount of the debt securities of all series then outstanding under an indenture, considered as one class, is required for all other modifications to such indenture. However, if less than all of the series of debt securities outstanding are directly affected by a proposed supplemental indenture, then the consent only of the holders of a majority in aggregate principal amount of the outstanding debt securities of all series that are directly affected, considered as one class, will be required. No such amendment or modification may:

•
Change the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount of any debt security or its rate of interest or change the method of calculating that interest rate or reduce any premium payable upon redemption, or change any of the Company's obligations to pay additional amounts, or change the currency in which payments are made, or impair the right to institute suit for the enforcement of any payment on or after the stated maturity of any debt security, without the consent of the holder;

•
Reduce the percentage in principal amount of the outstanding debt securities of any series the consent of the holders of which is required for any supplemental indenture or any waiver of compliance with a provision of an indenture or any default thereunder and its consequences, or reduce the requirements for quorum or voting, without the consent of all the holders of the debt securities of that series; or

•
Modify some of the provisions of an indenture relating to supplemental indentures, waivers of some covenants and waivers of past defaults with respect to the debt securities of any series, without the consent of the holder of each outstanding debt security affected by such modifications.

A supplemental indenture that changes an indenture solely for the benefit of one or more particular series of debt securities, or modifies the rights of the holders of debt securities of one or more series, will not affect the rights under that indenture of the holders of the debt securities of any other series.
The indentures provide that debt securities owned by the Company or anyone else required to make payment on the debt securities or their respective affiliates shall be disregarded and considered not to be outstanding in determining whether the required holders have given a request or consent.
We may fix in advance a record date to determine the required number of holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or other such act of the holders, but we shall have no obligation to do so. If we fix a record date, that request, demand, authorization, direction, notice, consent, waiver or other act of the holders may be given before or after that record date, but only the holders of record at the close of business on that record date will be considered holders for the purposes of determining whether holders of the required percentage of the outstanding debt securities have authorized or agreed or consented to the request, demand, authorization, direction, notice, consent, waiver or other act of the holders. For that purpose, the outstanding debt securities shall be computed as of the record date. Any request, demand, authorization, direction, notice, consent, election, waiver or other act of a holder of any debt security will bind every future holder of that debt security and the holder of every debt security issued upon the registration of transfer of or in exchange for that debt security. A transferee will also be bound by acts of the trustee or the Company in reliance thereon, whether or not notation of that action is made upon the debt security.
Defeasance, Satisfaction and Discharge
The Company will be discharged from its obligations with respect to the debt securities of a particular series if it irrevocably deposits with the trustee or any paying agent, other than the Company, sufficient cash or government securities or combination thereof to pay the principal, interest, any premium and any other sums when due on the stated maturity date or a redemption date of that series of debt securities.
The prospectus supplement may further describe these or other provisions, if any, permitting defeasance and satisfaction and discharge with respect to the debt securities of a particular series.

Subordination of Subordinated Debt Securities
The senior debt securities will constitute part of our Senior Indebtedness (as defined below) and will rank pari passu with all outstanding senior debt. Except as set forth in the related prospectus supplement, the subordinated debt securities will be subordinated and junior in right of payment to all Senior Indebtedness of the Company, including the senior debt securities. No payment of the principal of the subordinated debt securities (including redemption and sinking fund payments), or interest or additional amounts, if any, on the subordinated debt securities may be made until all amounts due to holders of Senior Indebtedness have been paid, if any of the following occurs:

•	Specified events of bankruptcy, liquidation, insolvency or reorganization of the Company;

•	Any Senior Indebtedness is not paid when due and that default continues without waiver;

•	Any other default has occurred and continues without waiver pursuant to which the holders of Senior Indebtedness are permitted to accelerate the maturity of Senior Indebtedness; or

•
The maturity of any series of subordinated debt securities under the subordinated indenture has been accelerated under the subordinated indenture and such acceleration has not been rescinded or annulled.

Senior Indebtedness is defined in the subordinated indenture to include all notes and other obligations, including guarantees, of the Company, for borrowed money unless by their terms they are not superior in right of payment to or are equal in right of payment to the subordinated debt securities.
Upon any distribution of the Company's assets to creditors in connection with any insolvency, bankruptcy or similar proceeding, all principal of, and premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment.
This subordination will not prevent the occurrence of any event of default with respect to the subordinated debt securities. There is no limitation on the issuance of additional Senior Indebtedness in the subordinated indenture.
Resignation of a Trustee
A trustee may resign at any time by giving written notice to us or may be removed at any time by act of the holders of a majority in principal amount of all series of debt securities then outstanding under the applicable indenture delivered to such trustee and us. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by a successor trustee.
Notices
Notices to holders of debt securities will be given by mail to the addresses of such holders as they may appear in the security register for such debt securities.
Title
The Company, each trustee, and any agent of the Company or a trustee, may treat the person in whose name any debt security is registered as the absolute owner of that debt security, whether or not such debt security may be overdue, for the purpose of making payments and for all other purposes, irrespective of notice to the contrary.
Governing Law
The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.
Global Debt Securities
Unless otherwise indicated in the prospectus supplement, DTC, will act as securities depository for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered certificate will be issued for each issue of the debt securities, each in the aggregate principal amount of such issue, and will be deposited with DTC.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, which we refer to as or Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, or Indirect Participants. The DTC Rules applicable to its participants are on file with the Commission. More information about DTC can be found at www.dtcc.com.
Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of each actual purchaser of each security, or the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.
To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.
Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC’s MMI Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or the trustee on payable date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.
DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered.

We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF RIGHTS
The following is a description of the material features, terms and provisions of the rights to purchase shares of our preferred stock, our common stock or other securities that we may offer to our stockholders using this prospectus. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement, which may contain a rights agreement or other transaction documents related to an offering of rights to purchase our common stock, and any other offering materials that we may provide.
Rights may be issued independently or together with any other offered securities and may or may not be transferred by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting agreement or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other person would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be used under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among others: the date of determining the stockholders entitled to the rights distribution, the aggregated number of rights issued and the aggregate number of shares of our preferred stock, our common stock or other securities purchasable upon exercise of the rights, the exercise price, the conditions to completion of the offering, the date on which the right to exercise the rights will commence, the date on which the right will expire and any applicable United States Federal income tax considerations. To the extent that any particular terms of the rights, rights agreements or rights certificates described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in this prospectus will be deemed to have been superseded by that prospectus supplement.
Each right would entitle the holder of the rights to purchase for cash the principal amount of shares of our preferred stock, our common stock or our other securities at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights as provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights would become void and of no further force or effect.
Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our preferred stock, our common stock or other securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS
In this section, we describe the general terms and provisions of the purchase contracts that we may offer. This summary does not purport to be exhaustive and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement, which will describe the specific terms of the applicable purchase contract, and any other offering materials that we may provide.
The purchase contracts will represent contracts obligating holders to purchase from or sell to the Company, and obligating the Company to purchase from or sell to the holders, a specified or variable number of our debt securities, shares of our preferred stock, shares of our common stock, depositary shares, warrants or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. Any purchase contract may include anti-dilution provisions to adjust the number of shares or other securities to be delivered pursuant to such purchase contract upon the occurrence of certain events. We may issue the purchase contracts in such amounts and in as many distinct series as we wish.
The purchase contracts may be entered into separately or as a part of units consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders of the purchase contracts, or vice versa, and such payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a manner specified in the applicable prospectus supplement.
The prospectus supplement relating to any purchase contracts we may offer will include specific terms relating to the offering, including, among others, whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our securities and the nature and amount of each of those securities, or the method of determining those amounts; whether the purchase contracts are to be prepaid, settled by delivery or by reference or linkage to the value, performance or level of our securities; and any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts.

DESCRIPTION OF WARRANTS
In this section, we describe the general terms and provisions of the warrants to purchase our preferred stock, our common stock or other securities that we may offer using this prospectus. This summary does not purport to be complete and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement, which will describe the specific terms of the applicable warrant agreement, and any other offering materials that we may provide.
We may issue warrants in such amounts or in as many distinct series as we wish. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants, if any, under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with such warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The prospectus supplement relating to any warrants we offer will include specific terms relating to the offering, including, among others, the aggregate number of warrants offered, the exercise price of the warrants and any provisions for changes to or adjustments in the exercise price, the dates or periods during which the warrants are exercisable, and any other specific terms of the warrants.

DESCRIPTION OF UNITS
The following is a description of some of the material features, terms and provisions of the units that we may offer. This summary does not purport to be complete and may not contain all the information that is important to you. Therefore, you should read the applicable prospectus supplement and any other offering materials that we may provide. The applicable prospectus supplement and other offering materials relating to the units we may offer will include specific terms relating to the offering, including, among others, the designation and terms of the units and of the combination of securities comprising the units; whether and under what circumstances those securities may be held or transferred separately; and any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising those units.
We may issue units in such amounts and in as many distinct series as we wish, subject to applicable law. We may issue units comprised of one or more of the securities described in this prospectus, in any combination thereof. Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.
The provisions described in this section, as well as those described under Description of Preferred Stock, Description of Common Stock, Description of Depositary Shares, Description of Debt Securities, Description of Rights, Description of Purchase Contracts and Description of Warrants will apply to the securities included in each unit, to the extent relevant.

PLAN OF DISTRIBUTION
We may offer and sell the securities from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to other purchasers; or

•	through a combination of any of these methods of sale.
In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.
We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.
From time to time, we may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.
We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.
We may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.
In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they hold, and must be closed out by purchasing those securities in the open market. Stabilizing transactions consist of various bids for or purchases made by the underwriters in the open market prior to the completion of an offering.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriting syndicate a portion of the underwriting discount received by it because the underwriting syndicate has repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters, as well as other purchases by the underwriters for their own account, may have the effect of preventing or retarding a decline in the market price of the securities, and may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.
The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Enterprise and its subsidiaries in the ordinary course of business.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more or less than three scheduled business days after the trade date for your securities.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Bryan Cave LLP, St. Louis, Missouri. Certain legal matters in connection with an offering pursuant to this prospectus will be passed upon for the underwriters and/or agents by a law firm named in the applicable prospectus supplement.

EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of Enterprise Financial Services Corp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the securities, for brokerage, accounting, tax or legal services or any other expenses incurred by underwriters, dealers or agents in disposing of the shares, all of which will be borne by the Company. All amounts shown are estimates except the SEC registration fee.

SEC Registration fee	$ 644.00(1)
Listing Fees and Expenses	$ *
Federal and State Taxes	$ *
Trustee, registrar and transfer agent, and depositary fees and expenses	$ *
Accounting Fees and Expenses	$ *
Legal Fees and Expenses	$ *
Printing Fees and Expenses	$ *
Other	$ *
Total Expenses	$ *

(1) Excludes $5,224.50 previously paid in connection with unsold securities pursuant to Rule 415(a)(6).
* These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.
Item 15. Indemnification of Directors and Officers.
The Company is a Delaware corporation. Section 102 of the Delaware General Corporation Law, or DGCL, as amended, allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.
Section 145 of the DGCL provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, agent or employee of the Company, or is or was serving at the Company's request as a director, officer, agent or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests, or not opposed to the best interests, of the Company, and with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Company as well, but only to the extent of defense expenses, reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of liability to the Company, unless the court believes that in light of all the circumstances indemnification should apply. Furthermore, under the DGCL, if such person is successful on the merits or otherwise in the defense of any action referred to above, or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.
Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves an unlawful payment of dividends or an unlawful purchase or redemption of stock, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.
As permitted by the DGCL, the Company's certificate of incorporation (as amended and together with all certificates of designations) includes a provision to eliminate the personal liability of the Company's directors for monetary damages for breach of alleged breach of their fiduciary duties as directors, subject to limited exceptions. The certificate of incorporation (as amended and together with all certificates of designations) also provides that every person who is or was a director, officer, employee or agent of the Company or is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the Company's request, shall be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving such person in this capacity.
Item 16. Exhibits
See the Exhibit Index immediately following the signature page of this prospectus, which is hereby incorporated herein by reference.
Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of any trustee to act under subsection (a) of section 310 of the Trust Indenture Act (Act) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)2 of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Missouri, on August 1, 2014.

ENTERPRISE FINANCIAL SERVICES CORP

By:	/s/ Keene S. Turner
Keene S. Turner
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Peter F. Benoist	Chief Executive Officer and Director (Principal Executive Officer)	August 1, 2014
Peter F. Benoist

/s/ Keene S. Turner	Chief Financial Officer (Principal Financial Officer)	August 1, 2014
Keene S. Turner

/s/ Mark G. Ponder	Senior Vice President and Controller (Principal Accounting Officer)	August 1, 2014
Mark G. Ponder

/s/ James J. Murphy, Jr.*	Chairman of the Board of Directors	August 1, 2014
James J. Murphy, Jr.

/s/ Michael A. DeCola*	Director	August 1, 2014
Michael A. DeCola

/s/ William H. Downey*	Director	August 1, 2014
William H. Downey

/s/ John S. Eulich*	Director	August 1, 2014
John S. Eulich

/s/ Robert E. Guest, Jr.*	Director	August 1, 2014
Robert E. Guest, Jr.

/s/ James M. Havel*	Director	August 1, 2014
James M. Havel

/s/ Judith S. Heeter*	Director	August 1, 2014
Judith S. Heeter

/s/ Birch M. Mullins*	Director	August 1, 2014
Birch M. Mullins

/s/ Brenda D. Newberry*	Director	August 1, 2014
Brenda D. Newberry

/s/ Sandra A. Van Trease*	Director	August 1, 2014
Sandra A. Van Trease

*	/s/ Peter F. Benoist
By:	Peter F. Benoist
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description
1.1*	Form of underwriting or purchase agreement.
3.1	Certificate of Incorporation of Registrant (incorporated herein to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed on December 19, 1996 (File No. 333-14737)).
3.2
Amendment to the Certificates of Incorporation of Registrant (incorporated herein by reference to Exhibit 4.2 to Registrant’s Registration Statement on Form S-8 filed on July 1, 1999 (File No. 333-82087)).

3.3	Amendment to the Certificate of Incorporation of Registrant (incorporated here by reference to Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the period ending September 30, 1999).
3.4	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 99.2 to Registrant’s Current Report on Form 8-K filed on April 30, 2002).
3.5	Amendment to Certificate of Incorporation (incorporated herein by reference to Appendix A to Registrant’s Proxy Statement on Schedule 14A, effective November 20, 2008).
3.6	Certificate of Designations (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on December 23, 2008).
3.7	Amendment to the Certificate of Incorporation of Registrant (incorporated herein by reference to Exhibit 3.1 to Registrants Quarter Report on Form 10-Q for the period ended June 30, 2014).
3.8	Bylaws of Registrant, as amended, (incorporated herein by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on October 2, 2007).
4.1**	Form of senior indenture.
4.2*	Form of senior debt security.
4.3**	Form of subordinated indenture.
4.4*	Form of subordinated debt security.
4.5*	Form of depositary agreement.
4.6*	Form of depositary receipt.
4.7*	Form of rights agreement (including form of rights certificate).
4.8*	Form of purchase contract.
4.9*	Form of warrant agreement (including form of warrant certificate).
4.10*	Form of unit agreement.
5.1**	Opinion of Bryan Cave LLP
12.1
Computation of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends (incorporated herein by reference to Exhibit 12.1 to Registrant's Quarterly Report on Form 10-Q for the period ending June 30, 2014).

23.1**	Consent of Deloitte & Touche LLP.
23.2**	Consent of Bryan Cave LLP (included in Exhibit 5.1).
24.1**	Power of Attorney of certain officers and directors
25.1***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the senior indenture
25.2***	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 under the subordinated indenture.
________________

* To be filed either as an amendment or as an exhibit to a report filed pursuant to the Exchange Act of 1934, as amended, and incorporated by reference herein.

** Filed herewith.

*** To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, if applicable.